                                                                   EXHIBIT 32(a)

               CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

In connection with the Annual Report of Fidelity Southern Corporation (the "Corporation") on Form 10-K for the period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James B. Miller, Jr., Chief Executive Officer of the Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

          1. The Report fully complies with the requirements of Section 12(a) or 15(d) of the Securities Exchange Act of 1934; and

          2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Corporation.

                                               /s/ JAMES B. MILLER, JR.
                                          --------------------------------------
                                                    Name: James B. Miller, Jr.
                                                    Title:   Chief Executive
                                                             Officer
                                                    Fidelity Southern
                                          Corporation

Date: March 19, 2004

     A signed original of this written statement required by Section 906 has been provided to Fidelity Southern Corporation and will be retained by Fidelity Southern Corporation and furnished to the Securities and Exchange Commission or its staff upon request.